UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549
                    ____________________

                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934

      Date of Report (Date of earliest event reported):
              January 10, 2005 (January 4, 2005)
                     ___________________

                    TORCH OFFSHORE, INC.
   (Exact Name of Registrant as Specified in its Charter)

000-32855
(Commission File Number)

         Delaware                         74-2982117
(State or Other Jurisdiction            (IRS Employer
      of Incorporation)               Identification No.)

  401 Whitney Avenue, Suite 400
       Gretna, Louisiana                  70056-2596
(Address of Principal Executive Offices)  (Zip Code)

     Registrant's Telephone Number, Including Area Code:
                       (504) 367-7030
                     ___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ] Pre-commencement communications pursuant to Rule
          14d-2(b) under the Exchange Act (17 CFR
          240.14d-2(b))

     [  ] Pre-commencement communications pursuant to Rule
          13e-4(c) under the Exchange Act (17 CFR
          240.13e-4(c)


Item 1.03 Bankruptcy or Receivership.

On January 7, 2005, Torch Offshore, Inc. (the "Company") and its wholly owned subsidiaries, Torch Offshore, L.L.C. and Torch Express, L.L.C., filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code with the United States Bankruptcy Court for the Eastern District of Louisiana (the "Bankruptcy Court") to facilitate a restructuring of their debt. The Company continues to operate its business as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the U.S. Bankruptcy Code. In connection with the filing, the Company has received a commitment for $6.9 million in new debtor-in-possession ("DIP") financing from Regions Bank and Export Development Canada (together, the "Banks"). In addition, the Banks have committed to provide a discretionary facility of up to $2.0 million for bonding and letters of credit. Upon Bankruptcy Court approval and execution of definitive agreements, the DIP financing will provide funding for the Company's ongoing operations.

A copy of the press release, dated January 7, 2005, announcing the bankruptcy filing is attached hereto as
Exhibit 99.1 and is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a
          Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

In addition to the previously announced default, on January 4, 2005, prior to the Company's filing for reorganization under Chapter 11, the Company received notice from General Electric Capital Corporation ("GE Capital") that it, and Torch Offshore, L.L.C. were in default under the loan agreement dated March 21, 2003, as amended (the "Loan Agreement"). Under the terms of the Loan Agreement, the Company was required to make monthly payments of principal and interest over seven years. Prior to the default, the interest rate under the Loan Agreement was a variable rate of the 30-day commercial paper rate plus 2.03%. In the notice, GE Capital advised the Company that as a result of the default, the entire indebtedness due under the Loan Agreement was due immediately. Additionally, the outstanding debt will now accrue interest at the default rate provided in the Loan Agreement, which is equal to the greater of 18.0% per annum or 2.0% over the interest rate as defined in the Loan Agreement.

Further, GE Capital also exercised its right under the Security Deposit Pledge Agreement (the "Pledge Agreement") dated March 21, 2003, between GE Capital and Torch Offshore, L.L.C. The Pledge Agreement allows GE Capital to apply the $1.25 million security deposit towards the satisfaction of the Company's obligation, which they have done. In addition, the Pledge Agreement states that the Company is obligated to pay $1.25 million to GE Capital to replenish the security deposit at the earliest possible date.

As of January 10, 2005, an aggregate principal amount of $7.4 million is outstanding under the Loan Agreement, which is secured by one of the Company's vessels, the Midnight
Eagle (C-Mar America, Inc. arrested the Midnight Eagle in late December 2004).

Item 5.02 Departure of Directors or Principal Officers;
          Election of Directors; Appointment of Principal
          Officers.

On January 7, 2005, as part of the reduction in force associated with the Company's voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code, Vincent Lecarme, Senior Vice President - Operations, was terminated effective immediately. Mr. Lecarme served as Senior Vice President - Operations since October 2004.

Item 9.01 Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit Number                Description
--------------                -----------
     99.1        Torch Offshore, Inc. Press Release, dated
                 January 7, 2005

                          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TORCH OFFSHORE, INC.


                              By: /s/ ROBERT E. FULTON
Date: January 10, 2005        ------------------------
                              Robert E. Fulton
                              Chief Financial Officer

                        EXHIBIT INDEX

Exhibit Number                Description
--------------                -----------
     99.1         Torch Offshore, Inc. Press Release, dated
                  January 7, 2005

                                                Exhibit 99.1

NEWS RELEASE
For immediate release to:
Analysts, Financial Community, Media
Contact: Bob Fulton (1) 504-367-7030
         Bradley Lowe (1) 504-367-7030

     Torch Offshore Files Voluntary Chapter 11 Petition
            to Facilitate Debt Restructuring and
                  Ensure Ongoing Operations

New Orleans, Louisiana USA, January 7, 2005

Torch Offshore, Inc. (NASDAQ: TORC) (the "Company") announced today that the Company and certain of its affiliates filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the Eastern District of Louisiana to facilitate a restructuring of the Company's debt. In conjunction with the filing, the Company has received a commitment for $6.9 million in new debtor-in-possession ("DIP") financing from Regions Bank and Export Development Canada (together, the "Banks"). In addition, the Banks have agreed to provide a discretionary facility of up to $2.0 million for bonding and letters of credit. Upon Bankruptcy Court approval and execution of definitive agreements, the DIP financing will provide funding for the Company's ongoing operations.

"The Company has been operating with a highly leveraged balance sheet for some time now, mostly due to the conversion efforts associated with the Midnight Express, " said Lyle G. Stockstill, Torch Offshore, Inc. Chairman and Chief Executive Officer. "Our liquidity issues were worsened by the competitive marketplace in which we operate as the Gulf of Mexico offshore construction industry remained very competitive in 2004 with an extremely tight pricing structure."

In late December 2004, the Company announced that three of its vessels, the Midnight Express, Midnight Wrangler and Midnight Eagle, had been arrested by U.S. Marshals based upon actions taken by certain creditors of the Company. "When we determined that it would be difficult to have these seizures released so that our vessels could go back to work, it was concluded that Chapter 11 reorganization was the best course of action for the Company," said Stockstill. "The decision to seek protection under Chapter 11 will allow the Company to restructure its balance sheet while we continue to operate our fleet of vessels."

During the Chapter 11 proceedings, Torch will continue to operate in the ordinary course of business. The Company said that it intends to request Court approval to, among other things, continue payment of pre-petition and post-petition wages, salaries, incentive plans, and medical, disability, vacation and other benefits. The Company intends to do business with customers and vendors in the same manner as before.

"We appreciate the loyalty and support of our current employees," said Stockstill. "The dedication of our employees is critical to the success of the Company. In addition, I would like to thank our customers, vendors and business partners for their continued support during this process. We will do our best to have a successful reorganization."

Established in 1978, Torch Offshore, Inc. is involved in offshore pipeline installation and subsea construction for the oil and natural gas industry. Torch Offshore, Inc. is expanding beyond its established shallow water niche market in order to serve the industry's worldwide growing needs in the deep waters.

Any statements made in this news release, other than those of historical fact, about an action, event or development, which the Company hopes, expects, believes or anticipates may or will occur in the future, are forward-looking statements under the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this news release include statements about the Company's ability to continue as a going concern; the ability of the Company to obtain court approval with respect to motions in the Chapter 11 proceeding filed by it from time to time, including the motions filed with the Company's first day papers to approve, among other things, the DIP financing; the ability of the Company to operate pursuant to the terms of the DIP financing; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee; potential adverse publicity; the ability of the Company to obtain and maintain adequate terms with vendors and service providers; the potential adverse impact of the Chapter 11 proceeding on the Company's liquidity or results of operations; the ability of the Company to fund and execute its business plan; the ability of the Company to attract, motivate and/or retain key executives and employees; changes in general economic and business conditions (including the oilfield service construction market); any inability to protect our intellectual property rights; the outcome of legal proceedings to which we are or may become a party; and other factors. Such statements are subject to various assumptions, risks and uncertainties, which are specifically described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the Securities and Exchange Commission, as well as other factors that may not be within the Company's control, including, specifically, oil and natural gas commodity prices, weather conditions and offshore construction activity levels. Although the Company believes its expectations are based on reasonable assumptions, it gives no assurance that the Company's assumptions and projections will prove to be correct. Actual results may differ materially from those projected.